RBSM LLP
Accountants & Advisors

101 Larkspur Landing Circle
Suite 321
Larkspur, California 94939
T: 1-415-448-5061
www.rbsmllp.com

Exhibit 16.1

CHANGE OF AUDITORS LETTER

July 7, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by SRAX, Inc., included under Item 4.01 of its Form 8-K which we understand will be filed with the Securities and Exchange Commission, dated July 7, 2022. We agree with the statements solely concerning our Firm, and we are not in a to agree or disagree with any of the statements made in such Form 8-K.

Very truly yours,

RBSM LLP

RBSM LLP